  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 SCHEDULE 14C

Envirosafe Corporation
(Name of small business issuer in its Charter)

Nevada	94-3251254
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

8/F, Tower B, National Software Industry Zone, Gao Tang Xin Jian Zone, Tian He District Guangzhou, P.R.China 510663
(Address of principal executive offices)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th St. Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ]           Preliminary information statement
[  ]           Confidential, for use of the Commission only (as permitted by Rule 14c-6(d) (2))
[X]           Definitive information statement

Company Name:    Envirosafe Corporation

Payment of filing fee (check the appropriate box):
[X]           No fee required
[  ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)           Title of each class of securities to which transaction applies:
               Common Stock, $.0001 par value.
(2)           Aggregate number of securities to which transaction applies:
    2,767,714 shares of Common Stock and 1,350,000 shares of Preferred Stock totaling 4,117,714 shares of stock.
(3)           Per unit price/underlying value pursuant to Exchange Act Rule 0-11:   N/A
(4)           Proposed maximum aggregate value of transaction: N/A
(5)           Total fee paid: N/A

[  ]           Fee paid previously with preliminary materials.
[  ]           Check box if any part of the fee is offset as provided by Exchange Act

Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)           Amount previously paid:
(2)           Form, schedule or registration statement no.:
(3)           Filing party:
(4)           Date filed:

ENVIROSAFE CORPORATION
8/F, Tower B, National Software Industry Zone,
Gao Tang Xin Jian Zone, Tian He District
Guangzhou, P.R.China  510663

November 14, 2008

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on November 7, 2008, of Envirosafe Corporation (“ENVS” or the “Company”), a Nevada corporation, in connection with a proposal to amend the Company’s Articles of Incorporation to change the name of the corporation from Envirosafe Corporation. to "China Education Technology Inc.", which was approved by action by written consent without a meeting of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY

Our board of directors has fully reviewed and unanimously approved the Name Change Proposal.

Holders of 2,500,000 shares of our Common Stock, representing approximately 90.33% of our shares entitled to vote on this matter have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/ Yan Bin Guo
Yan Bin Guo
President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

ENVIROSAFE CORPORATION

INTRODUCTION

This information statement is being furnished to all holders of the Common Stock of ENVS.

The Board of Directors has recommended and the majority shareholders of ENVS have adopted resolutions to effect the above-listed actions. This Information Statement is being filed with the Securities and Exchange Commission and is provided to ENVS’ shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Nevada. We are a 1934 Act company with stock registered pursuant to Section 12(g), quoted on the Over the Counter Bulletin Board (OTCBB), under the symbol "ENVS". Information about us can be found in our December 31, 2007 Annual Report filed on Form 10-K/A. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of the shareholders and none is required under applicable Nevada statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our Common Stock. This Information Statement is first being mailed on or about December 4, 2008 to the holders of Common Stock as of the Record Date of November 7, 2008.

B. DISSENTERS' RIGHTS.

ENVS is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Nevada General Corporation Law. No dissenters' rights under the Nevada General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

Our Board of Directors has approved the proposal to amend the corporate charter to change the name of the corporation from Envirosafe Corporation to China Education Technology Inc. on November 7, 2008. The action was also approved by the written consent of a majority of all shareholders entitled to vote on the record date. The actual affirmative vote was 90.33% of all shares issued and outstanding.

The proposal is not effective before first, completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

As of November 7, 2008 (the "Record Date"), ENVS had 2,767,714 shares of Common Stock issued and outstanding out of 50,000,000 authorized shares of Common Stock.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of our stockholders. Each share of Common Stock was entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The classes of equity securities of ENVS issued and outstanding are Common Stock, $.0001 par value, and Preferred Stock, $.0001 par value. The table on the following page sets forth, as of November 7, 2008, certain information with respect to the Common Stock and Preferred Stock beneficially owned by (i) each Director, nominee and executive officer of ENVS; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The percentage of shares beneficially owned is based on there having been 2,767,714 shares of Common Stock outstanding and 1,350,000 shares of Preferred Stock as of November 7, 2008.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF NOVEMBER 7, 2008

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power
Preferred	Yanbin Guo Rm.805, Tower B, No.108, TaoJin Dong Road, YueXiu District, Guangzhou, P.R. China	614,000	45.5%
Preferred	Changping Yan Rm.302, Tower 7, BaiHe St., JinCui Yuan, Li Jiang Garden, PanYu District, Guangzhou, P.R. China	644,000	47.7%
Preferred	All directors, nominees, and executive officers as a group (two people)	1,258,000	94.7%

Common	Changping Yan Rm.302, Tower 7, BaiHe St., JinCui Yuan, Li Jiang Garden, PanYu District, Guangzhou, P.R. China	79,032	2.9%

Common	Yanbin Guo RM 805, Tower B, No. 108 Taojin Dong Road, Yuexiu District Guangzhou, Guangdong P.R. China 0	2,500,00	90.34%

Common	All directors, nominees, and executive officers as a group (two people)	2,579,032	93.2%

(1) Calculation based on 1,350,000 preferred shares and 2,767,714 common shares issued and outstanding as of November 7, 2008, respectively.

(2) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

D. AMENDMENT OF CHARTER - NAME CHANGE PROPOSAL.

The proposal to amend the corporate charter to change the name of the corporation to "China Education Technology Inc." was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors on November 7, 2008. The Articles of Amendment of the Company’s Articles of Incorporation, which will effect the name change, will be filed after the Information Statement has become effective and mailed to the Shareholders.

REASONS FOR AMENDMENT. We believe that the new name will provide a more accurate description of our current operations and to be consistent with our marketing efforts in the valve production industry.

E. FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal.

F. APPROVAL REQUIRED

Pursuant to Nevada General Corporation Law, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the proposed amendment. As discussed above, the holders of the majority of our Common Stock have consented to this amendment.

G. DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning the current Directors, nominees and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a Director, nominee or executive officer. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees or committees performing similar functions for the Board of Directors.

Name	Age	Position
Yanbin Guo	42	President, CEO, and Director
Liena Fu	50	CFO
Changping Yan	35	Director

Biographies

Yanbin Guo, President, CEO, and Director – 42

Mr. Guo received his bachelor’s degree in precise instruments from Harbin Industrial University in 1988 and obtained his master’s degree in robot sensoring from the same university in 1991.  He served as officer in Fu Jian Shi Da Computer Company Guangzhou Office, a public company in China and as IT manager in Guangzhou Wen Dong Technical Company.  Beginning in 1998, for three years, Mr. Guo served as the manager of TI Company South China Office.  Utilizing his strong technology background and a sound understanding of modern education trends and products, in 2001, Mr. Guo set up Guangzhou Hao Yu Education Technology Company Ltd. for the purpose of specializing in application technology of precise instruments.  His most recent research focuses on chemical lab equipment, particularly in data collector and sensor technology.

Ms. Liena Fu, CFO – 50

Ms. Fu Liena ("Ms. Fu") was the Director and Supervisor of the Financial Sector in China Construction Bank, Guangdong Branch from 1980 to 1992. Ms. Fu worked at the Guangdong Zhongchuang Technology Equipment Lease Company as the chief accountant and vice general manager in charge of the financial department from 1992 to 1999. Ms. Fu served as the general manager and financial officer of Guangdong Security Share Company Limited from 1999 to 2007. Ms. Fu is experienced with laws and regulations in connection with finance, public finance, auditing and taxation in China attributable to her strong financial management background. As the Chief Financial Officer of the Registrant, Ms. Fu will be in charge of internal control of corporate finance, tax planning, fund raising, financing and accounting management. Ms. Fu obtained her bachelor degree of Finance in 1987 from Guangdong Vocational University of Finance, and her Masters degree of Commercial Economics in 1998 from Dongbei University of Finance & Economics. Ms. Fu also completed a two-year MBA program in 1998 at Asia (Macau) Public University.

Ms. ChangPing Yan, Director – 35

After obtaining her bachelor degree in computer applications from ZhongShan University in 1996, Ms. Yan served as the principle IT backup for Taiwan ZhongHua Computer, South China area.   Later she joined TELECOM and GaoYang Technology Holding Company to work in sales and customer services.  From 1997 to 2000, Ms. Yan continued her overseas study of accounting in New Zealand.  With extensive PC technology, management experience and capital operation, she helped to set up Guangzhou Hao Yu Education Technology Company Ltd. to engage in self-development and industrialization of educational software.

 The Company is not aware of any legal proceedings in which any Director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company does not have a separately designated standing audit committee. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements of the Company. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an "audit committee financial expert" serving on its audit committee. In connection with these new requirements, the Company's Board of Directors examined the Commission's definition of "audit committee financial expert" and concluded that the Company does not currently have a person that qualifies as such an expert. The Company has had minimal operations for the past two (2) years. Presently, there are only five (5) directors serving on the Company's Board, and the Company is not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an "audit committee financial expert", but the Company intends to retain an additional director who will qualify as such an expert, as soon as reasonably practicable. While neither of our current directors meets the qualifications of an "audit committee financial expert", each of the Company's directors, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, the Company believes that its current directors capably fulfill the duties and responsibilities of an audit committee in the absence of such an expert.

The Company does not have a nominating and compensation committees of the Board of Directors, or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the Commission. Specific due dates for these reports have been established, and the Company is required to report, in this Schedule 14C, any failure to comply therewith during the fiscal year ended December 31. The Company believes that all of these filing requirements were satisfied by its executive officers, directors and by the beneficial owners of more than 10% of the Company’s common stock. In making this statement, the Company has relied solely on copies of any reporting forms received by it, and upon any written representations received from reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the Commission.

H. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 4, 2008, ENVS executed a Plan of Exchange (the “POE”) between and among ENVS, ADDE EDUCATION HLDS LTD., a corporation organized and existing under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“ADDE”), the shareholders of ADDE (the “ADDE Shareholders”) and the Majority Shareholder of ENVS (the “ENVS Shareholders”).  This Plan of Exchange is hereby incorporated by reference from the Form 8-K filed with the Commission on March 11, 2008.

In this transaction, Envirosafe Corporation, a Nevada corporation (“ENVS”), and registrant pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entered into a Share Exchange Agreement (the “Share Agreement”) on March 4, 2008, between and among ENVS, ADDE Education Hlds Ltd., a corporation organized under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“ADDE”), and Guoqiang Zhan, the President and a Director of ENVS (“Mr. Zhan”). ADDE is the holding company of Hao Yu Education Technology Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China ("Hao Yu"), pursuant to a Share Exchange Agreement, dated March 1, 2008, between the Shareholders of ADDE and Hao Yu, pursuant to which the Shareholder of Hao Yu agreed to exchange 100% of the share capital of Hao Yu for approximately US$ 144,286.  The share exchange transaction was consummated on July 31, 2008, and as a result, Hao Yu became a wholly owned subsidiary of ADDE.

ENVS, ADDE, and Mr. Zhan entered into the Share Exchange Agreement pursuant to which ENVS agreed to acquire from ADDE one hundred percent (100%) of the capital stock of ADDE (the “ADDE Share Capital”), in exchange for an issuance by ENVS of 20,000,000 (pre-split) new shares of Common Stock and 1,350,000 new shares of Preferred Stock (1:50) of ENVS to ADDE.  In addition, ADDE and/or the ADDE Shareholders would acquire 632,253 (pre-split) shares of ENVS Common Stock from Mr. Zhan in exchange for a cash payment by ADDE and/or the ADDE Shareholders of an amount equal to $260,000 to Mr. Zhan and a promissory note payable to Mr. Zhan by ADDE and/or the ADDE Shareholders in an amount equal to $260,000 which shall be guaranteed by ENVS and collateralized by200,000 shares of ENVS preferred stock issued out of treasury and pledged by ENVS.

In addition, pursuant to the terms and conditions of the Share Exchange Agreement the following material provisions and steps were agreed to:

·
ENVS shall eliminate all known or potential liabilities of ENVS as of the closing date.  This shall include, but is not limited to, any accounts payable, accrued expenses, as well as any liabilities shown on its annual report for the fiscal year of 2007 (Form 10-K) filed with the Securities and Exchange Commission prior to the Closing.  An acknowledgement from ENVS, Mr. Zhan and the ENVS Shareholders that they will be fully responsible for any unknown or undisclosed liabilities up until transfer of control under this Share Exchange Agreement;

·
ENVS and ENVS Shareholders shall pledge that any expenses concerning any known or unknown lawsuit, legal dispute or any correlation expense caused by original ENVS Corporation and their shareholders, ENVS shall undertake full responsibility and afford the correlation expenses after the Closing.  A comfort letter referencing ENVS prepared by a third party law firm confirming that to the best of their knowledge after reasonable due diligence, ENVS has no pending or threatened litigation;

·
A deposit of 632,253 (pre-split) shares of Common Stock of ENVS into the escrow account of Greentree Financial Group, Inc. (“Escrow Agent”) in exchange for the cash payment of $260,000 and $260,000 promissory note made by ADDE Shareholders which shall also be simultaneously deposited into the escrow account of Escrow Agent;

·	The issuance of 20,000,000 (pre-split) new shares of Common Stock and 1,350,000 new shares of Preferred Stock of ENVS to the ADDE Shareholders, which should take no longer than 60 days;

·	The resignation of Mr. Zhan from the board of directors and as officer of ENVS and appointment of his successor(s) as designated by ADDE and/or the ADDE Shareholders;
·	A pledge of 200,000 shares of ENVS preferred stock to be used as collateral on the above mentioned promissory note;

·	A fully executed guarantee of the promissory note from ENVS in favor of Mr. Zhan.

The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

As a result of the above exchange, ADDE will have a total of 20,632,253 (pre-split) shares of the Common Stock and 1,350,000 shares of the Preferred Stock (1:50) of ENVS, or a ‘controlling interest’ in ENVS representing approximately 93.2% of the issued and outstanding shares of Common Stock and will have appointed their candidate(s) to the board of directors at Closing.  The existing director will continue to serve and will resign in compliance with Rule 14f-1 of the Exchange Act.

As of the Closing, Mr. Yanbin Guo (Mr. Guo) and Ms. Changping (Ms. Yan) were appointed as Directors, to serve together with Mr. Zhan, and Mr. Guo was also appointed as President.

At Closing, Mr. Zhan resigned his office as President and resigned his position as a director effective upon the expiration of the ten day period after a Schedule 14F-1 has been mailed to the shareholders of record.  Accordingly, the new board of directors consists of Mr. Guo and Ms. Yan.

On August 7, 2008, the board of directors of the Company approved the appointment of Mr. Baolong Liu to the position of Chief Financial Officer of the Company, effective immediately. On October 06, 2008, Mr. Liu, Baolong resigned as Chief Financial Officer of the Company. On October 6, 2008, the Company announced the appointment of Ms. Fu, Liena to the position of Chief Financial Officer of the ENVS as approved by the Board of Directors, and effective immediately.

I. AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Common Stock

The Company currently has 50,000,000 authorized shares of Common Stock, par value $.0001.   The holders of shares of Common Stock have one vote per share. Except as otherwise provided herein or as otherwise provided by applicable law, all shares of Common Stock shall have identical rights and privileges in every respect. None of the shares have preemptive or cumulative voting rights, have any rights of redemption or are liable for assessments or further calls. The holders of Common Stock are entitled to dividends, in cash, stock or otherwise, when and as declared by the Board of Directors from funds legally available, and upon liquidation of the Company to share pro rata in any distribution to shareholders.

Preferred Stock

The Company currently has 10,000,000 authorized shares of Preferred Stock, par value $.0001 or which 1,350,000 are issued and outstanding and convertible at a rate of 50 to 1. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, and powers, including voting rights, if any, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

Dividend Policy

The Company does not anticipate paying any cash dividends on its common stock in the foreseeable future because it intends to retain its earnings to finance the expansion of its business. Thereafter, declaration of dividends will be determined by the Board of Directors in light of conditions then existing, including without limitation the Company's financial condition, capital requirements and business condition.

Reverse Split

On October 31, 2008, Envirosafe Corporation effected a 1 for 8 reverse stock split, in conjunction with changing the Company’s ticker symbol from “EVSF” to “ENVS.” The total common stock shares outstanding for ENVS were 22,141,375 and are now 2,767,714.

Envirosafe Corporation
Condensed Consolidated Financial Statements
Three and nine months ended September 30, 2008 and 2007

Envirosafe Corporation
Condensed Consolidated Balance Sheets
As of September 30, 2008 and December 31, 2007
(Stated in US Dollars)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$190,894	$136,441
Trade receivables (Net of allowance for doubtful accounts
of $54,757 in 2008 and $29,259 in 2007)	1,366,370	550,046
Other receivables and prepayments	327,878	84,540
Inventories (Note 4)	295,592	415,522

Total current assets	2,180,734	1,186,549
Property, plant and equipment, net	64,401	76,613

Total assets	$2,245,135	$1,263,162

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$40,901	$641,689
Other payables and accrued expenses	162,715	132,788
Amount due to a director (Note 5)	31,666	189,087
Secured bank loan (Note 6)	437,630	-
Income tax payable	300,237	5,024

Total current liabilities	973,149	968,588

TOTAL LIABILITIES	973,149	968,588

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY
Common stock - $0.0001 par value 50,000,000 sharesAuthorized, 2,767,672 and 2,500,000 shares issuedand outstanding in 2008 and 2007 (Note 8)	277	250
Preferred stock - $0.0001 par value 10,000,000 sharesAuthorized, 1,350,000 shares issued and outstandingin 2008 and 2007 (Note 9)	135	135
Additional paid up capital	116,326	120,416
Statutory and other reserves	50,803	50,803
Accumulated other comprehensive income	84,852	45,292
Retained earnings	1,019,593	77,678

TOTAL STOCKHOLDERS’ EQUITY	1,271,986	294,574

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,245,135	$1,263,162

See the accompanying notes to condensed financial statement

Envirosafe Corporation
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
For the three and nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2008	2007	2008	2007

Sales	$695,307	$44,690	$2,576,508	$359,263
Cost of sales	(231,858)	(61,731)	(1,170,573)	(284,346)

Gross profit (loss)	463,449	(17,041)	1,405,935	74,917

Operating expenses
General and administrative expenses	(126,551)	(31,648)	(236,613)	(88,594)
Research and development expenses	(43,762)	(21,898)	(106,193)	(89,077)
Selling expenses	(19,545)	(15,162)	(55,007)	(92,030)

Total operating expenses	(189,858)	(68,708)	(397,813)	(269,701)

Net operating income (loss)	273,591	(85,749)	1,008,122	(194,784)

Other income (expenses)
Subsidy income form the PRC authorities for
general operations	68,778	11,701	233,567	39,542
Interest income	247	40	456	149
Other income	194	-	18,632	-
Interest expenses	(9,133)	-	(23,310)	-

	60,086	11,741	229,345	39,691

Income (loss) before taxes	333,677	(74,008)	1,237,467	(155,093)
Income taxes (Note 10)	(74,473)	(64)	(295,552)	(9,175)

Net income (loss)	$259,204	$(74,072)	$941,915	$(164,268)

Other comprehensive income
Foreign currency translation adjustments	651	3,435	39,560	11,952

Total comprehensive income (loss)	$259,855	$(70,637)	$981,475	$(152,316)

Earnings (loss) per share (Note 11)
Basic	$0.10	$(0.03)	$0.37	$(0.07)

Diluted	$0.00	N/A	$0.01	N/A

Weighted average number of shares outstanding (Note 11)
Basic	2,680,388	2,500,000	2,560,790	2,500,000

Diluted	70,180,388	N/A	70,060,790	N/A

See the accompanying notes to condensed financial statements

Envirosafe Corporation
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

	Nine months ended September 30,
	(Unaudited)
	2008	2007
Cash flows from operating activities
Net income (loss)	$941,915	$(164,268)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation	25,079	21,391
Provision for doubtful debts	23,055	18,887
Provision for obsolete inventories	2,424	18,242
Changes in operating assets and liabilities:
Trade receivables	(786,533)	20,045
Other receivables and prepayments	(216,993)	(255,490)
Inventories	142,293	(18,719)
Trade payables	(630,528)	230,851
Other payables and accrued expenses	18,412	(9,753)
Income tax payable	288,819	10,012

Net cash flows used in operating activities	(192,057)	(128,802)

Cash flows from investing activities
Payments to acquire property, plant and equipment	(8,094)	(5,199)

Net cash flows used in investing activities	(8,094)	(5,199)

Cash flows from financing activities
Cash acquired from the Exchange	13,532	-
New bank loan	428,639	-
(Repayment to) advances from a director	(197,355)	99,012

Net cash flows provided by financing activities	244,816	99,012

Effect of foreign currency translation on cash and cash equivalents	9,788	1,779

Net increase (decrease) in cash and cash equivalents	54,453	(33,210)

Cash and cash equivalents - beginning of period	136,441	63,065

Cash and cash equivalents - end of period	$190,894	$29,855

Supplemental disclosures for cash flow information:
Cash paid for:
Interest	$10,451	$-
Income taxes	$6,733	$-

See the accompanying notes to condensed financial statements

Envirosafe Corporation
Notes to Condensed Consolidated Financial Statements
For the three and nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

1.	Corporate information

Envirosafe Corporation (the “Company”) was incorporated in the state of Delaware in 1996. Its shares were traded on the OTC Bulletin Board of the United States of America.

Subsequent to the balance sheet date, the Company redomiciled from Delaware to Nevada.  Additionally, on October 9, 2008, the Company’s board of directors authorized and approved a reverse stock split (the “Reverse Split”) of the Company’s common stock on the basis of one share for eight shares currently authorized or issued and outstanding.  Accordingly, the number of authorized shares of common stock decreased from 400,000,000 shares to 50,000,000 shares and the number of issued and outstanding shares decreased from 22,141,375 shares to 2,767,672 shares.  The Company has retroactively adjusted all the share information to reflect the reverse stock split in the condensed consolidated financial statements.

The Company is an investment holding company, whose only asset is 100% equity interest in ADDE Education Hldgs Limited (“ADDE”). ADDE is a corporation organized and existing under the laws of Hong Kong Special Administrative Region of People’s Republic of China (the “PRC”) and is an investment holding company whose only asset is 100% equity interest in Guangzhou Haoyu Educational Technology Company Limited (“Haoyu”).  Haoyu was established in the PRC on March 27, 2001 as a domestic enterprise.

On March 1, 2008, ADDE entered into an agreement with the then sole stockholder of Haoyu to acquire the stockholder’s entire interest in Haoyu (the “Transfer”) at a consideration of Renminbi (“RMB”) 1 million.  Haoyu was wholly owned by the spouse of ADDE’s sole stockholder before the consummation of the Transfer.  The Transfer was subsequently approved by the government bureau in May 2008.  Haoyu re-registered as a wholly foreign owned enterprise and obtained its business license in August 2008.

On March 4, 2008, a Plan of Exchange (the “Exchange”) was executed between and among the Company, ADDE, the majority stockholder of the Company and the stockholder of ADDE.  The Exchange was consummated on July 31, 2008, pursuant to which 2,500,000 (after taking into account the Reverse Split) shares of the Company’s common stock and 1,350,000 shares of the Company’s preferred stock were issued to the stockholder of ADDE.  Thereafter, ADDE and Haoyu became the Company’s wholly-owned subsidiaries and the former stockholder of ADDE owned 93.2% of the Company’s issued and outstanding shares.

The Exchange and the Transfer have been respectively accounted for as reverse acquisition and recapitalization of the Company and ADDE whereby ADDE is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer) under the Exchange, and Haoyu is deemed to be the accounting acquirer (legal acquiree) and ADDE to be the accounting acquiree (legal acquirer) under the Transfer. The condensed consolidated financial statements are in substance those of Haoyu, with the assets and liabilities, and revenues and expenses, of the Company and ADDE being included effective from the respective consummation dates of the Exchange and the Transfer.

2.	Description of business

The Company’s primary business operations are conducted through Haoyu, which is specialized in the research and development of educational products and technology applications.  Haoyu is located in the Guangzhou Province of the PRC with three manufacture bases for research and development purpose.

The educational software developed by Haoyu is in conformity to the new educational purpose.  The software uses the advanced technology of data collection, sensor and wireless control and video image with handy appearance, which can virtually upload the live experiment and analyze the information collected.  Teachers and students can have the experiments done automatically instead of the traditional method by hand.

Haoyu also engages in the trading of hardware and computer products such as monitors and computer notebooks.

3.           Summary of significant accounting policies

Basis of presentation

The accompanying condensed consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all the information and notes necessary for comprehensive financial statements.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three and nine month periods have been made.  Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.  These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2007 of Haoyu included in the Company’s Form 8-K filed with the Securities and Exchange Commission on August 13, 2008.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of trade receivables, other receivables, inventories, warranty reserve, deferred income taxes and the estimation on useful lives of property, plant and equipment.  Actual results could differ from these estimates.

Envirosafe Corporation
Notes to Condensed Consolidated Financial Statements
For the three and nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

3.           Summary of significant accounting policies (Cont’d)

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, and trade and other receivables.  As of September 30, 2008 and December 31, 2007, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade and other receivables and maintains an allowance for doubtful accounts of trade and other receivables.  The Company had three customers that individually comprised 10% or more of net revenue for the nine months ended September 30, 2008 :-

Customer A                                                                                     $643,210 (25%)
Customer B                                                                                     $401,320 (16%)
Customer C                                                                                     $373,034 (14%)

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables.  A considerable amount of judgment is required in assessing the amount of the allowance.  The Company considers the historical level of credit losses and applies percentages to aged receivables categories.  The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future.  If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting periods, the management establishes the general provisioning policy to make allowance equivalent to 5% of gross amount of trade receivables due from 1 to 2 years, 10% of gross amount of trade receivables due from 2 to 3 years and 15% of gross amount of trade receivables due over 3 years.  Additional specific provision is made against trade receivables to the extent which they are considered to be doubtful.

Bad debts are written off when identified.  The Company does not accrue interest on trade receivables.

Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by the management and no significant additional bad debts have been written off directly to the profit and loss.  This general provisioning policy has not changed in the past since establishment and the management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined on a first in first out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In case of manufacturing inventories, cost includes an appropriate share of production overheads based on normal operating capacity.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down the inventories for estimated obsolescence or unmarketable inventories equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company establishes a general policy to make a 10% provision for inventories aged over 1 to 2 years, a 25% provision for inventories aged over 2 to 3 years and a 35% provision for inventories aged over 3 years.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the customers at the time when the products are delivered to and accepted by them, the sales price is fixed or determinable and collection is reasonably assured.

Government grant

Subsidy income for both reporting periods represents refund of value-added tax from State Administration of Taxation of the PRC for the sales of software products and is recognized in the statements of operations and comprehensive income (loss) when the income is received.

Warranty

The Company maintains a policy of providing after sales support for certain products by way of a warranty program. The Company provided 3 years warranties for the software products to certain customers.  Further, the relevant customers are allowed to defer the settlement of certain percentage (normally 5%) of the billed amount for certain period of time (normally three year) after acceptance of the Company’s products under the warranty program.  As of September 30, 2008 and December 31, 2007, such receivables amounted to $14,974 and $14,035 respectively and are included in trade receivables.

Since the aforementioned products were well developed, the Company did not encounter any claims from such customers.  Accordingly, the Company did not maintain a warranty reserve during the reporting periods.  However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

3.           Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepting accounting principles in the United States.  This statement will be become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411 “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  The management does not expect the adoption of this statement will have any material effect on the Company’s financial statements.

4.	Inventories	September 30,	December 31,
		2008	2007
		(Unaudited)	(Audited)

	Raw materials	$9,402	$20,041
	Finished goods	332,871	436,914

		342,273	456,955
	Provision for obsolete inventories	(46,681)	(41,433)

		$295,592	$415,522

Provision for obsolete inventories charged to the statements of operations for the nine months ended September 30, 2008 and 2007 amounted to $2,424 and $18,242 respectively.

5.           Amount due to a director

The amount is interest-free, unsecured and repayable when the Company is in a position to do so.

6.           Secured bank loan

The bank loan is denominated in RMB and repayable within one year.  It carries interest at 110% of the benchmark rate of the People’s Bank of China (the “PBOC”) for six-month to one-year short-term loans per annum.

The bank loan is secured by a guarantee put up by an independent party and a deposit of $21,881 (RMB150,000) placed with the bank in the name of the guarantor, with no other covenants.  The guarantor received $12,859 from the Company for issuing the guarantee.  The Company had also paid the required deposit to the bank on behalf of the guarantor.  The receivable due from the guarantor was included in other receivables and prepayments under current assets as of September 30, 2008.

Envirosafe Corporation
Notes to Condensed Consolidated Financial Statements
For the three and nine months ended September 30, 2008 and 2007
(Unaudited)
(Stated in US Dollars)

7.           Commitments and contingencies

The Company had no commitments or contingencies as of September 30, 2008 and December 31, 2007.

8.           Common stock

On August 1, 2008, the Company issued 2,500,000 (after taking into account the Reverse Split) shares of its common stock to the sole stockholder of ADDE to effect the Exchange (Note 1).

The Company’s issued and outstanding number of common stock immediately prior to the Exchange was 267,672 (after taking into account the Reverse Split) shares, which had been accounted for at its net book value at the time of the Exchange.

9.           Preferred stock

On August 1, 2008, the Company issued 1,350,000 shares of preferred stock to the sole stockholder of ADDE to effect the Exchange (Note 1).

The preferred stock, at the option of the holder, is convertible at any time after one year from the date of issuance into 50 shares of fully paid and non-assessable shares of common stock without further consideration.  The holders of preferred stock are entitled to vote together with the common stock on all matters presented to a vote on an as converted basis, which is each preferred shares convertible into 50 shares of common stock.  The dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on common shares with respect to the same dividend period.  The board of directors is empowered to fix and determine the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.

10.           Income taxes

The Company is subject to the United States of America Tax law at tax rate of 34%.  It has no assessable profit for both reporting periods.  The Company has not provided deferred taxes on undistributed earnings of its non-U.S. subsidiaries as of September 30, 2008 as it is the Company’s current policy to reinvest these earnings in non-U.S. operations.

ADDE is subject to Hong Kong profits tax.  No provision for Hong Kong profits tax has been made as ADDE had no taxable income for the reporting period.

Commencing from the fiscal year 2008, Haoyu is subject to the PRC Enterprise Income Tax (“EIT”) at the statutory rate of 25% (under the new law as detailed below) on the profits as reported in its PRC statutory financial statements adjusted by profit and loss items that are not taxable or deductible.
PRC’s legislative body, the National People’s Congress, adopted the unified EIT Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five year period beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

Income taxes in the statements of operations and comprehensive income (loss) for the reporting periods represent provision for EIT for the Company’s continuing operations in the PRC.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.  The Company adopted FIN 48 on January 1, 2007.  The management evaluated the Company’s tax positions and considered that no additional provision for uncertainty in income taxes is necessary as of September 30, 2008.

11.           Earnings (loss) per share

The following table sets forth the computation of basic and diluted earnings (loss) per share for the periods indicated :-

	Three months ended September 30, (Unaudited)		Nine months ended September 30, (Unaudited)
	2008	2007	2008	2007
Numerator :-
Net income (loss)	$259,204	$(74,072)	$941,915	$(164,268)

Denominator :-
Weighted average common shares used to compute
basic earnings (loss) per share	2,680,388	2,500,000	2,560,790	2,500,000
Dilutive potential shares from conversion of preferred shares	67,500,000	N/A	67,500,000	N/A

Weighted average common shares used to compute
diluted earnings (loss) per share	70,180,388	N/A	70,060,790	N/A

Earnings per share - Basic	$0.10	$(0.03)	$0.37	$(0.07)

Earnings per share - Diluted	$0.00	N/A	$0.01	N/A

The basic and diluted earnings (loss) per share is calculated using the net income (loss) and the weighted average number of shares outstanding during the reporting periods.  All share and per share data have been adjusted to reflect the recapitalization of the Company in the Exchange and the Reverse Split.

12.           Defined contribution plan

The Company has a defined contribution plan for all qualified employees in the PRC.  The employer and its employees are each required to make contributions to the plan at the rates specified in the plan.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years.  The defined contribution plan contributions were charged to the condensed statements of income.  The Company contributed $14,404 and $6,038 for the nine months ended September 30, 2008 and 2007 respectively.

13.           Related party transactions

Apart from the transaction as disclosed in note 5 to the condensed financial statements, the Company had no other material transactions carried out with its related parties during the reporting periods.

14.           Segment information

The Company uses the “management approach” in determining reportable operating segments.  The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments.  Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of hardware and software and the overall operating results of the Company.  The revenue of hardware and software for the reporting periods is as follows :-

	Hardware		Software		Total
	Nine months ended September 30, (Unaudited)		Nine months ended September 30, (Unaudited)		Nine months ended September 30, (Unaudited)
	2008	2007	2008	2007	2008	2007

Revenue from external customers	$987,674	$249,887	$1,583,416	$107,753	$2,571,090	$357,640

	Hardware		Software		Total
	Three months ended September 30, (Unaudited)		Three months ended September 30, (Unaudited)		Three months ended September 30, (Unaudited)
	2008	2007	2008	2007	2008	2007

Revenue from external customers	$200,807	$37,478	$489,082	$5,589	$689,889	$43,067

All of the Company’s long-lived assets and customers are located in the PRC.

J. FINANCIAL AND OTHER INFORMATION

Guangzhou Haoyu Educational Technology Company Limited

Financial Statements

For each of the two years in the period ended December 31, 2007

Report of Independent Registered Public Accounting Firm

To the Sole Director and Stockholders of
Guangzhou Haoyu Educational Technology Company Limited

We have audited the accompanying balance sheets of Guangzhou Haoyu Educational Technology Company Limited (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

PKF
Certified Public Accountants
Hong Kong, China
June 30, 2008

Guangzhou Haoyu Educational Technology Company Limited
Balance Sheets
(Stated in US Dollars)

	As of December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$136,441	$63,065
Trade receivables (Note 3)	550,046	89,544
Other receivables and prepayments (Note 4)	84,540	17,882
Inventories (Note 5)	415,522	298,352

Total current assets	1,186,549	468,843
Property, plant and equipment, net (Note 6)	76,613	92,543

Total assets	$1,263,162	$561,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$641,689	$25
Other payables and accrued expenses (Note 7)	132,788	118,804
Amount due to a director (Note 8)	189,087	56,284
Income tax payable	5,024	-

Total current liabilities	968,588	175,113

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS’ EQUITY

Registered and paid-up capital RMB1,000,000 (Note 9)	120,801	120,801
Statutory and other reserves (Note 10)	50,803	48,534
Accumulated other comprehensive income	45,292	23,413
Retained earnings	77,678	193,525

Total stockholders’ equity	294,574	386,273

Total liabilities and stockholders’ equity	$1,263,162	$561,386

The accompanying notes are an integral part of these financial statements

Guangzhou Haoyu Educational Technology Company Limited
Statements of Operations and Comprehensive Loss
(Stated in US Dollars)

	Year ended December 31,
	2007	2006

Sales (Note 2)	$1,056,602	$475,721
Cost of goods sold	(845,611)	(204,406)

Gross profit	210,991	271,315

Operating expenses
General and administrative expenses	140,639	77,912
Research and development expenses	121,346	237,502
Selling expenses	104,561	58,696

Total operating expenses	366,546	374,110

Net operating loss	(155,555)	(102,795)

Other income
Subsidy income from the PRC authorities for general operations	39,847	40,129
Interest income	130	193
Other income	6,823	6,264

Total other income	46,800	46,586

Income before income taxes	(108,755)	(56,209)
Income taxes (Note 11)	(4,823)	(4,208)

Net loss	$(113,578)	$(60,417)

Other comprehensive income
Foreign currency translation adjustment	21,879	12,929

Total comprehensive loss	$(91,699)	$(47,488)

The accompanying notes are an integral part of these financial statements

Guangzhou Haoyu Educational Technology Company Limited
Statements of Stockholders’ Equity
(Stated in US Dollars)

			Accumulated
		Statutory	other
		and other	comprehensive	Retained
	Capital	reserves	income	earnings	Total

Balance, January 1, 2006	$120,801	$46,611	$10,484	$255,865	$433,761
Net loss	-	-	-	(60,417)	(60,417)
Foreign currency translation
adjustments	-	-	12,929	-	12,929
Appropriation to reserves	-	1,923	-	(1,923)	-

Balance, December 31, 2006	120,801	48,534	23,413	193,525	386,273
Net loss	-	-	-	(113,578)	(113,578)
Foreign currency translation
adjustments	-	-	21,879	-	21,879
Appropriation to reserves	-	2,269	-	(2,269)	-

Balance, December 31, 2007	$120,801	$50,803	$45,292	$77,678	$294,574

The accompanying notes are an integral part of these financial statements

Guangzhou Haoyu Educational Technology Company Limited
Statements of Cash Flows
(Stated in US Dollars)

	Year ended December 31
	2007	2006
Cash flows from operating activities

Net loss	$(113,578)	$(60,417)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	28,884	26,316
Provision for doubtful debts	28,094	-
Provision for obsolete inventories	24,510	14,576
Changes in operating assets and liabilities:
Trade receivables	(464,355)	9,116
Other receivables and prepayments	(62,824)	21,560
Inventories	(117,300)	(90,315)
Trade payables	616,129	(51,968)
Other payables and accrued expenses	5,577	101,040
Income tax payable	4,824	1,746

Net cash flows used in operating activities	(50,039)	(28,346)

Cash flows from investing activities

Payments to acquire property, plant and equipment	(7,471)	(7,325)

Net cash flows used in investing activities	(7,471)	(7,325)

Cash flows from financing activities

Advances from a director	123,799	55,125

Net cash flows provided by financing activities	123,799	55,125

Effect of foreign currency translation on cash and cash equivalents	7,087	1,779

Net increase in cash and cash equivalents	73,376	21,233

Cash and cash equivalents - beginning of year	63,065	41,832

Cash and cash equivalents - end of year	$136,441	$63,065

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$5,859

The accompanying notes are an integral part of these financial statements

Guangzhou Haoyu Educational Technology Company Limited
Notes to Financial Statements

1.	Corporate information and description of business

Guangzhou Haoyu Educational Technology Co. Limited (the “Company”) was established in the People’s Republic of China (the “PRC”) on March 27, 2001.

The Company is a high-tech company specialized in the research and development of educational products and technology application.  It is located in the Guangzhou Province of the PRC with three manufacture bases for research and development purpose.

The educational software developed by the Company is in conformity to the new educational purpose.  The software uses the advanced technology of data collection, sensor and wireless control and video image with handy appearance, which can virtually upload the live experiment and analyze the information collected.  Teachers and students can have the experiments done automatically instead of the traditional method by hand.

The Company also engages in the trading of hardware and computer products such as monitors and computer notebooks.

2.           Summary of significant accounting policies

Basis of presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of trade receivables, other receivables, inventories, warranty reserve, deferred income taxes and the estimation on useful lives of property, plant and equipment.  Actual results could differ from these estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, and trade and other receivables.  As of December 31, 2007 and 2006, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade and other receivables and maintains an allowance for doubtful accounts of trade and other receivables.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less.  As of December 31, 2007 and 2006, almost all the cash and cash equivalents were denominated in Renminbi (“RMB”) and were placed with banks in the PRC.  They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government.

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables.  A considerable amount of judgment is required in assessing the amount of the allowance.  The Company considers the historical level of credit losses and applies percentages to aged receivables categories.  The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future.  If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting periods, the management establishes the general provisioning policy to make allowance equivalent to 5% of gross amount of trade receivables due from 1 to 2 years, 10% of gross amount of trade receivables due from 2 to 3 years and 15% of gross amount of trade receivables due over 3 years.  Additional specific provision is made against trade receivables to the extent which they are considered to be doubtful.

Bad debts are written off when identified.  The Company does not accrue interest on trade receivables.

Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by the management and no significant additional bad debts have been written off directly to the profit and loss.  This general provisioning policy has not changed in the past since establishment and the management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined on a first in first out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In case of manufacturing inventories, cost includes an appropriate share of production overheads based on normal operating capacity.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down the inventories for estimated obsolescence or unmarketable inventories equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company establishes a general policy to make a 10% provision for inventories aged over 1 to 2 years, a 25% provision for inventories aged over 2 to 3 years and a 35% provision for inventories aged over 3 years.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on a straight-line basis over the estimated useful lives of property, plant and equipment at an annual rate of 20% with a residual value of 5%.

Maintenance or repairs are charged to expense as incurred.  Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Impairment of long-lived assets

Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  The Company recognizes an impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets.  During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the customers at the time when the products are delivered to and accepted by them, the sales price is fixed or determinable and collection is reasonably assured.

Guangzhou Haoyu Educational Technology Company Limited
Notes to Financial Statements

2.           Summary of significant accounting policies (Cont’d)

Government grant

Subsidy income for each of the two years in the period ended December 31, 2007 represents refund of value-added tax from State Administration of Taxation for the sales of software products and is recognized in the statements of operations and comprehensive loss when the income is received.

Advertising, shipping and handling cost, research and development expenses

Advertising, shipping and handling cost and other product-related costs are charged to expense as incurred.

Advertising expenses amounting to $26,872 and $24,664 for the two years ended December 31, 2007 and 2006 respectively are included in selling expenses.

Shipping and handling cost amounting to $175 and $121 for the two years ended December 31, 2007 and 2006 respectively are included in selling expenses.

Research and development include cost of raw materials consumed, testing expenses, salaries and other costs incurred for research and development of potential new products.  They are expensed when incurred.

Warranty

The Company maintains a policy of providing after sales support for certain products by way of a warranty program. The Company provided 3 years warranties for the software products to certain customers.  Further, the relevant customers are allowed to defer the settlement of certain percentage (normally 5%) of the billed amount for certain period of time (normally one year) after acceptance of the Company’s products under the warranty program.  As of December 31, 2007 and 2006, such receivables amounted to $14,035 and $12,066 respectively and are included in trade receivables.

Since the aforementioned products were well developed, the Company did not encounter any claims from such customers.  Accordingly, the Company did not maintain a warranty reserve during the reporting periods.  However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

Cost of goods sold

Cost of goods sold consists primarily of costs of raw materials and hardware, and other costs directly attributable to the production of products.  Write-down of inventories to lower of cost or market is also recorded in cost of goods sold.

Selling expenses

Selling expenses mainly consist of advertising, entertainment, salaries, shipping and handling cost and traveling expense which are incurred during the selling activities.

General and administrative expenses

General and administrative expenses consist of rent paid, office expenses, depreciation, staff welfare, utilities, labor protection and salaries which are incurred at the administrative level.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Comprehensive loss

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive loss, its components and accumulated balances.  Components of comprehensive loss include net loss and foreign currency translation adjustments.

Foreign currency translation

The functional currency of the Company is the Renminbi (“RMB”) and RMB is not freely convertible into foreign currencies.  The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net loss  for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of  equity.  The exchange rates in effect as of December 31, 2007 and 2006 were RMB1 for $0.1367 and $0.1279 respectively.  The average exchange rates for the two years ended December 31, 2007 and 2006 were RMB1 for $0.1312 and $0.1253 respectively.  There is no significant fluctuation in exchange rate for the conversion of RMB to US dollars after the balance sheet date.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, trade and other receivables, trade payables, accrued expenses and amount due to a director approximate their fair values due to the short-term maturity of such instruments.

It is management’s opinion that the Company is not exposed to significant price, credit, foreign currency or interest rate risks arising from these financial instruments.

Recently issued accounting pronouncements

SFAS No. 157 “Fair Value Measurement”

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year,

Guangzhou Haoyu Educational Technology Company Limited
Notes to Financial Statements

2.           Summary of significant accounting policies (Cont’d)

including any financial statements for an interim period within that fiscal year.  The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively.  The Company is in the process of evaluating this guidance and therefore has not yet determined the impact that SFAS 157 will have on its financial statements upon adoption.

SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008.  The Company is in the process of evaluating this guidance and therefore has not yet determined the impact that SFAS 159 will have on its financial statements upon adoption.

 Recently issued accounting pronouncements (cont’d)

SFAS 141R, “Business Combinations”

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations” (“SFAS 141 (Revised)”). SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The Company is in the process of evaluating the impact that SFAS 141 (Revised) will have on its financial statements upon adoption.

SFAS 160, “Noncontrolling (“Minority”) Interests in Consolidated Financial Statements”

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The Company is in the process of evaluating the impact that SFAS 160 will have on its financial statements upon adoption.

SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepting accounting principles in the United States.  This statement will be become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411 “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  The management does not expect the adoption of this statement will have any material effect on the Company’s financial statements.

3.           Trade receivables

	As of December 31,
	2007	2006

Trade receivables	$579,305	$89,544
Provision for doubtful debts	(29,259)	-

	$550,046	$89,544

Provision for doubtful debts of $28,094 was recognized during the year ended December 31, 2007.  No provision was made during the fiscal year 2006.

4.           Other receivables and prepayments

	As of December 31,
	2007	2006

Value added tax and other tax recoverable	$19,556	$-
Deposits for purchase of inventories	50,370	9,482
Other receivables	14,614	8,400

	$84,540	$17,882

5.           Inventories

	As of December 31,
	2007	2006

Raw materials	$20,041	$34,555
Finished goods	436,914	278,680

	456,955	313,235
Provision for obsolete inventories	(41,433)	(14,883)

	$415,522	$298,352

During the years ended December 31, 2007 and 2006, provision for obsolete inventories amounting to $24,510 and $14,576 was recognized in the cost of goods sold.

Guangzhou Haoyu Educational Technology Company Limited
Notes to Financial Statements

6.           Property, plant and equipment, net

	As of December 31,
	2007	2006
Cost:
Furniture, fixtures and equipment	$44,277	$34,146
Molds	76,564	71,634
Motor vehicles	41,017	38,376

	161,858	144,156
Accumulated depreciation	(85,245)	(51,613)

Net	$76,613	$92,543

During the reporting periods, depreciation is included in : -

	Year ended December 31,
	2007	2006

Research and development expenses	$9,694	$5,757
General and administrative expenses	19,190	20,559

	$28,884	$26,316

7.           Other payables and accrued expenses

	As of December 31,
	2007	2006

Accrued audit fee	$30,000	$15,000
Other accrued expenses	891	1,323
Value added tax and other tax payables	-	3,470
Sales receipts in advance	56,162	31,980
Staff welfare payable	20,215	11,300
Other payables	25,520	55,731

	$132,788	$118,804

Staff welfare payable represents accrued staff medical, industry injury claims, labor and unemployment insurances, all of which are third parties insurance and the insurance premiums are based on certain percentage of salaries.  The obligations of the Company are limited to those premiums contributed by the Company.

8.           Amount due to a director

The amount is interest-free, unsecured and repayable when the Company is in a position to do so.

9.           Capital

The Company is a non-joint capital stock enterprise and therefore the capital stock, consistent with most of the PRC enterprises, is not divided into a specific number of shares having a stated nominal amount.

The Company’s capital of RMB1,000,000 was fully paid up on March 26, 2001.

10.           Statutory and other reserves

In accordance with the relevant laws and regulations of the PRC and articles of association, the Company is required to appropriate 10% and 5% of the net profit as reported in the Company’s PRC statutory financial statements to the statutory reserve fund and staff welfare fund respectively, after offsetting prior years’ losses.

When the balance of the statutory reserve fund reaches 50% of the registered capital, any further appropriation is optional. Upon approval from the board of directors or members, the statutory reserve can be used to offset accumulated losses or to increase registered capital.

The staff welfare fund can only be utilized on capital items for the collective benefits of the Company’s employees and is non-distributable other than in liquidation.

Guangzhou Haoyu Educational Technology Company Limited
Notes to Financial Statements

11.           Income taxes

The Company is subject to the PRC Enterprise Income Tax (“EIT”) at the statutory rate of 33% on the profits as reported in the Company’s PRC statutory financial statements as adjusted by profit and loss items that are not taxable or deductible.  Commencing from the fiscal year 2008, the Company will be subject to EIT at the rate of 25% under the new law as detailed below.

PRC’s legislative body, the National People’s Congress, adopted the unified EIT Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five year period beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

Income taxes in the statements of operations and comprehensive loss for the reporting periods represent provision for EIT for the Company’s continuing operations in the PRC.

The effective income taxes differ from the PRC statutory EIT rate of 33% as follows :-

	Year ended December 31,
	2007	2006

Provision for income taxes at statutory EIT rate	$(35,888)	$(18,549)
Non-deductible items for tax	53,861	36,000
Income not subject to tax	(13,150)	(13,243)

Income taxes	$4,823	$4,208

12.           Defined contribution plan

The Company has a defined contribution plan for all qualified employees in the PRC.  The employer and its employees are each required to make contributions to the plan at the rates specified in the plan.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years.  The defined contribution plan contributions were charged to the statements of operations and comprehensive loss.  The Company contributed $3,130 and  $2,429 for the two years ended December 31, 2007 and 2006 respectively.

13.           Commitments and contingencies

The Company had no commitments or contingencies as of December 31, 2007 and 2006.

14.           Loss per share

The basic and diluted loss per share are not presented because the Company’s capital stock is not divided into shares (Note 9).  Also, the Company had no dilutive instruments as of December 31, 2007 and 2006.

15.           Related party transactions

Apart from the transactions as disclosed elsewhere in note 8 to the financial statements, the Company had no other material transactions carried out with its related parties during the reporting periods.

16.           Segment information

The Company uses the “management approach” in determining reportable operating segments.  The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments.  Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of hardware and software and the overall operating results of the Company.  The revenue of hardware and software for the reporting periods is as follows :-

	Hardware		Software		Total
	Year ended December 31,		Year ended December 31,		Year ended December 31,
	2007	2006	2007	2006	2007	2006

Revenue from external customers	$869,321	$93,154	$187,281	$382,567	$1,056,602	$475,721

All of the Company’s long-lived assets and customers are located in the PRC.

17.           Subsequent event

On March 1, 2008, the Company’s sole stockholder entered in an agreement with ADDE Education Hldgs Limited (“ADDE”) to dispose of his entire interest in the Company to ADDE (the “Transfer”) at consideration of RMB1 million.  The Transfer has been approved by the government bureau in May 2008 and the Company will be re-registered as a wholly foreign owned enterprise upon the payment of consideration of RMB1 million.  As of the latest practicable date before the issue of this report, ADDE has not yet paid for the consideration.

ADDE is a corporation organized under the laws of Hong Kong Special Administrative Region of the PRC and wholly owned by the spouse of the Company’s sole stockholder.  On March 4, 2008, ADDE and Envirosafe Corporation (“ENVS”) executed a Plan of Exchange between and among ENVS, ADDE, the shareholders of ADDE and the majority shareholder of ENVS, under which ADDE will become a wholly-owned subsidiary of ENVS after the consummation.  ENVS is a company incorporated in Nevada with its shares traded on the OTC Bulletin Board of the United States of America.

Overview

ENVS originally incorporated in Delaware as Envirosafe Corporation in 1996. On September 19, 2008 the Company redomiciled in the State of Nevada. ENVS was formed to produce a comprehensive suite of disinfecting, cleaning, and bioremediation products for the consumer, commercial, institutional and municipal markets.  However, ENVS was not very successful in developing this business model and had very limited revenues.

In 2007, former management resigned and was replaced by a new board and new officers and directors.  Recognizing the need to increase shareholder value, the new Board was determined that the only way to enhance shareholder value was to seek potential business opportunities and effect a business combination with a target business with significant growth potential which, in the opinion of ENVS management, could provide a profit to both ENVS and its shareholders.

ENVS is a development stage company, and when the opportunity to consummate a reverse merger with ADDE came along, the Board of ENVS deemed this to be in the best interests of shareholders. ENVS is currently authorized to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. It currently has 2,767,714 shares of common stock and 1,350,000 shares of preferred stock issued and outstanding.

Description of ADDE’s Business

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to Hao Yu, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to ENVS and its subsidiaries.

Introduction to the Business of ADDE

ADDE is a corporation organized under the laws of Hong Kong Special Administrative Region of People’s Republic of China.  ADDE has consummated an agreement to make an acquisition of 100% of the share capital of Hao Yu Education Technology Co. Ltd., a corporation organized and existing under the laws of the Peoples’ Republic of China, from the Hao Yu Shareholder.

Introduction to the Business of Hao Yu

Hao Yu, a wholly owned subsidiary of ADDE, was incorporated in connection with the innovation and modernization of Chinese education. It is located in TianHe Software Zone, Guangzhou, under which there are three manufacturing bases of R&D and six modernization production lines. Hao Yu set up branches and offices in mainland China and established labs in Beijing Normal University, Capital Normal University, East China Normal University, South China Normal University, and GuangXi Normal University.  It also cooperates with other foreign universities and institutes. The registered capital of Hao Yu is US$138,000.

Hao Yu is a high-tech company specializing in the R&D of education products and technology applications. The brand names “Discover the World,” a portable multimedia system, and the “Learn and Test” computer application for students maintain a strong reputation in China. Hao Yu also participated in the research of PDA applications in education, which provide not only the theory but also the service support in connection with informative education.

After a few years, Hao Yu has obtained ISO9001 recognition. With a strong educational background, extensive cooperative resources and a professional team, Hao Yu has become the leading education modernizer in China and in its approach to the international education technology industry.

Hao Yu is equipped with a professional team with extensive experiences. Most of the team has participated in drafting industry benchmarks and has a comprehensive understanding of foreign and domestic lab facilities. Moreover, Hao Yu has fully supporting customer service, which is a competitive advantage in the industry.

Currently, the Company has 64 employees, consisting of 13 employees in administrative and financing department, 15 marketing and sales personnel, 10 quality inspectors, 23 employees in research and development department, and 3 employees in purchasing department.

Along with the propulsion of the comprehensive educational research, service and product program, Hao Yu has already created a new means of “production,” “study” and “research,” and Hao Yu has also worked with scientific and technological innovation, research results and educational services for the core productivity. Hao Yu resolves to develop and have its own intelligent property rights and to have its products become the advanced information-based product all around the world. This company created a new phase for the national teaching and information construction. This program may not only provide great benefits to schools, but it may also encourage a profound social interest and a deep educational reform.

In 2002, Hao Yu developed and produced a range of “Learn and Test” functional calculators and obtained the identification of Guangdong Education Equipment Center.  In 2003, Hao Yu obtained the corporation qualification issued by Guangdong Information Industry Bureau.  Also in 2003, the “Learn and Test” calculator program obtained the registration certification approved by the Guangdong Information Industry Bureau.  Hao Yu’s science calculators, XK-150 and XK-80 were highly recommended in 2003 by the education departments of Guangdong, Guangxi, Yunnan, Shanxi, Xinjiang, Hebei and Shangai among others.  Hao Yu also registered the trademark of “Explore the World” in 2003 and had it approved by the National Trademark Bureau.  In 2003, Hao Yu registered the software of its multifunctional collector system and the patent thereof.  In 2004, the general manager of Hao Yu, Mr. Yanbin Guo, was nominated as the engineering consultant for chemistry education materials edited by Beijing Normal University.  The Company products began to apply in chemistry and physics in high schools.  Hao Yu applied for and obtained the patent for its new sensor technology in 2005.  Finally, also in 2005, Hao Yu registered the experiment system software of “Explore the World” approved by the Guangzhou Software Association.

Detail of Hao Yu’s Operations

The experiment systems developed by Hao Yu are in conformity to the new educational purpose. Hao Yu products use the advanced technology of data collection, sensor and wireless control and video image with handy appearance, which can virtually upload live experiments and analyze the information collected.

The system is designed to be used in new middle school science courses. Teachers and students may perform experiments automatically with the experiment systems instead of performing them in the traditional method. This not only ensures the accuracy of the collected data, but the system also analyzes the information accordingly. Through the message upload from the sensor named, “Discover the World,” to the computer, students may study and research under the instruction of teachers and arrive at the proper conclusions.

Through the use of physics, chemistry and biology applications, the system provides more senses and chances for students to practice the procedure of experiments. As the newly designed education facility, the system enables students to have a better understanding of experiments and to realize the importance of practical experience.

Hao Yu currently has four product categories.  These include:

·
Information collectors
o “Discover the World” portable multimedia system

o Precision measurement system:  The system can measure the time, real-time speed, average speed and acceleration of the moving object.

o Scientific collector system:  The system is designed in compliance with experiment courses in primary schools and middle schools.  It consists of five sensors for students to test the temperature, humidity, pressure, light and sound both indoors and outdoors.  When connected with a computer, the collective information can be transferred to analysis, which is one of the tools for students to monitor their environment and to discover science.

·
Sensors

o Chroma sensors:  This type of sensor assists with researching and/or testing reaction speed research, liquor pH indicator tests, the saturation concentration of a compound, Vitamin C reducibility, oxygenation reducibility, temperature concentration and balanceable effects to bromine and I-hydronium match, COD tests, and tests through color contrast to determine the iron content in anti-anemia drugs.

o Breathe sensors:  This type of sensor assists with studying aspiratory models when students remain at rest, aspiratory models when students perform simple activities such as breathing and drinking, aspiratory rates of athletes versus non-athletes, aspiratory rates of males versus females, aspiration before and after exercise, aspiration before and after caffeinated drinks, the effects of an increase in carbon dioxide on aspiratory rates, and the aspiratory rate of students versus their heartbeat rate.

o CO2 sensors:  This type of sensor aids in the study of botanic photosynthesis, human breath, animal breath, automobile emission, whether budded seeds produce carbon dioxide, the budded seed’s breath out of oxygen, the respiration of the sugar in yeast, how temperature affects respiration, how light affects the carbon dioxide transition of plants, yeast respiration, and catalase.

o Relative humidity sensors:  This type of sensor assists with the study of energy transition, liquid evaporation and distillation, boiling points and freezing points of water, the melting curve of crystals and non-crystals, refrigerant speed and efficiency, the evaporation of liquid, the absorption and release of heat by the three states of matter, the relation between air pressure and temperature, heat radiation and exchange, the relationship between boiling point and pressure, Charles’ Law, and Gay-Lussac’s Law.

o pH sensors:  This type of sensor aids in the study of the pH of different drinks and different brands of drinking water, edaphic pH, the study and simulation of acid rain, the study of water pollution, the purification of water, how acid rain affects growing plants, the pH of saliva before and after eating sugar, the buffer action in the biological system, film permeation, how pH affects active enzymes, the environmental research on biology, and muscular fatigue.

o Electrical conductivity sensors:  These sensors aid in the study of the conductance rate of different liquids, the purification of water, proliferate film, muscular fatigue, and resistance to water and soil.

o Land humidity sensors
o Flow rate sensors
o Angular rotation sensors
o Controlling switch sensors

·	Digital meteorological station on campus
·
Digital analyzing software

o Software of “Discover the World”:  This software deals with and analyzes dates by sensor.  It can also form curves and figures, and it works with an oscillograph.  This software helps students coordinate, analyze and apply data through experiments.

o Functions and features of digital analyzing software (for primary schools)

▪ Digital display:  digital form, stimulator form (finger), curve

▪ Trigger alarm:  collect data above or below the set number, music has been triggered, including 100 kinds of interesting sounds, and can be edited freely

▪ Sound play:  can play all sound that formed from different digitals

▪ Automatic calculations:  can calculate the average rate curve, the difference between the two points, and the difference between the maximum and minimum automatically

▪ May designate any time difference between two points, the countdown to the time difference (frequency) and amplitude difference, the interface background, observation, gridlines, data, text color can be set freely

▪ Can be collected through experimental data output to Excel for a more in-depth analysis and application

o Functions and features of digital analyzing software (for high schools)

▪ Digital display:  digital form, stimulator form (finger), curve in real time

▪ System can collect 1-3 group sensor data automatically, simultaneously, and continuously and unread data can also be entered into the sensor manually

▪ Built-in harmonic-frequency generator can be set; the second, third, fourth, fifth and sixth homonym output can be produced and displayed simultaneously

▪ The curve on the screen can be rolling, zooming and lessening up and down, left and right, or choose to observe freely

▪ Can be collected by the experimental data output to Excel from a more in-depth analysis and application

Hao Yu’s education system is composed of four parts:  (1) the core operating system, of which the multimedia information collector, “Discover the World,” is the core system.  It is small but has three working modules and adaptable functions; (2) system accessories—there are approximately 60 categories of sensors; (3) application software that connects the computer and hardware of the system to strengthen the experimental information collection and data processing; and (4) accessories selection through which the user may set up a webcam for distant learning.

The most prominent technological innovation of the system is the combination of modern information technology and hands on education into the system. Its technical instrument not only conforms to the national curriculum standard, but it is also innovative, distinctive and applicable to the education industry in the following aspects:

·
The Collector has three working modules.

o Independent working module (i.e., offline portable)
o Normal online working module (i.e., the connective module between the “Discover the World” system and the PC)
o Wireless online working module.  The wireless online working module is a unique innovative technology of “Discover the World,” the palm synthesized scientific laboratory system.  Under this working module, the signal sensed by the collector transmits through its built-in wireless radio frequency (RF) launcher to distant places (within 300 meters), such as to receivers on computers, and then processes the data afterwards.  This working module is suitable for the experiment under particular circumstances.  It allows the operator to be away from a certain spot and still have a real time monitor on the experimental process.

·
The experiment data are real-time and are represented in different ways. Presently, many universities and scientific institutions use precision measurement instruments without intelligent adaptors, but they depend on paper records to show measurement results.  What schools need mostly are facilities having automatic data procession, dynamic display and cost effective analysis.  Based on the great demand, the R&D staff added the new function of display analysis from the collector to the chip, which displays the collected graph, form and virtual instruments associated with the educational purpose in real time.

·
Automatic recognition on sensors.  “Discover the World” collectors may identify more than 50 different sensors automatically, whether developed by Hao Yu or other domestic or foreign manufacturers.  This new function is designed related to the requirement of educational technical innovation.  It relieves the workload for teachers and students to complete the complex identification and setting, which lowers the difficulty in the experiment process and spares more time to focus on the result.  Up until now, among other similar Chinese products, only “Discover the World” can realize the automatic identification.

·
The triggering function can collect information in real time automatically.  The highlight of this function allows the operator to edit the data collection program in advance and to set up the time to start working.  The collector may work automatically upon the message received, and the operator is free from doing anything.  Due to this strong feature, students may largely extend their research in accordance with educational innovation.  For example, a student needs to study the light changes between daytime and midnight to further study the phenomenon of the earth’s rotation.  He may edit a program to make the collector work every 30 minutes and process 48 hours of continuous time.  Then, the collector will be set in a proposed place and work on the desired task without disturbance.

·
Monitor different experiments simultaneously.  According to a range of requirements for the scientific experiments, one collector may affect four groups of virtual input data entry independently and simultaneously (for a total of eight groups) in compliance with the teaching requirements for middle schools and universities.  This is the leading technology in the domestic market compared to other similar products that can only provide a maximum of six groups of virtual inputs.  The technology enables the system to affect real time monitoring, record and repeat the video or audio experiments.  If the system is facilitated with a camera, by means of the “Discover the World” software, teachers can record the experiment and store the successful ones for educational purposes.  This function aims at establishing an education platform for experience communication and research materials in the future.

How much Hao Yu Sells

Our net sales to unaffiliated customers for the fiscal year ended December 31, 2007 were approximately $1,162,900.  This is an increase of 14% from the year ended December 31, 2006.  This increase is attributed to the education innovation, whereby the lab facilities have a considerable marketing potential.

Where Hao Yu Does Business

Currently, Hao Yu conducts its operations from its headquarters in TianHe Software Zone, Guangzhou Province, the PRC.  Hao Yu works out of its branches and offices in mainland China and also through its labs in Beijing Normal Univeristy, Capital Normal University, East China Normal University, South China Normal University, and GuangXi Normal University.

Where Hao Yu is Headed

Our strategies for achieving continued success include:

·	Being first in new technological innovations

·	Providing a high quality and stable product

·	Improving our marketing efforts in exhibitions and local media

Hao Yu’s sources of revenues

The revenues of Hao Yu’s educational system operations will come from increased usage of its products and the development of new technological innovations for sale.

Factors that affect sales volumes for the educational system include:

·	Chinese laws and regulations
·	World gross domestic product growth

·	Development of additional value-added products and services

Factors that affect the prices for the educational system include:

·	World economic environment
·	Relative strength of the Chinese RMB

·	Quality of products and services provided
·	Abundance of products and services provided

 Analysis of the Markets for the educational system

With an increase in both Chinese gross domestic product (GDP) and national education input from 2001-2005, there seems to exist a positive outlook for the market of the educational system.

The projected value of the target market is approximately US$1.8 billion, which is only one third of the overall market volume in China. Pursuant to the latest notice released from the Office of the Ministry of Education in 2007, in 2010, all Chinese high schools must be equipped with the educationally innovative lab system.

In 2005, there were 366,200 primary schools, 62,486 junior middle schools, 31,532 high schools, and 2,273 universities and colleges in China. The demand for the educational system is projected to double or triple in the coming five years.

In the eleventh Five-Year Plan, the idea of speeding up the innovation of the education course had been mentioned in the article, “Strengthen the education innovation,” and students were encouraged to think more creatively and to develop practical abilities. As a result, the sensors and collectors are widely used. In 2004, some of the institutes began to adopt this new project and made plans to purchase the system. Under the instruction of the government in 2006, approximately 50%-60% of institutes will be involved in some way with this creative experiment system.

In 2004, there were four provinces, Shan Dong, Ning Xia, Guangdong, and Hai Nan, that began the innovation of new courses. In the following three years up to 2007, there were 14 provinces involved in the project including Jiang Su, Tian Jing, Zhe Jiang, An Hui, Liao Ning, Beijing, Hu Nan, Hei Long Jiang, Ji Lin, Shan Xi.

Competition

Currently, there are similar products used in the world.  The two main manufacturers in the US are TI Company and PASCO company while Shan Dong Yuan Da and Beijing Kemingyuan have a more mature technology on product development in China.

The overall technology of foreign products is more stable and has advanced functions for application in the education industry, but it is not applicable for the Chinese market.  This is because foreign products are more expensive, foreign products are not applicable to the current Chinese education, there’s only English instruction for the foreign software and experiment designs, and customer service for foreign products cannot immediately assist professors in China to solve the usage problem.

There are also several problems with similar products in China.  Similar Chinese products only focus on presentation without any program designed to give the student hands on experience.  These products also have unstable functions and a high maintenance cost.

Products competing with Hao Yu’s educational system include:

·
Lang Wei.  This product captures 15% of the market and is sold by ShanDong Yuan Da Network Multi-media Company, Ltd.  Lang Wei comes with complete accessories and was developed in middle schools to meet with the education requirements.  However, the technology is easily imitated.

·
GQY.  GQY captures 7% of the market and is sold by GQY Digital Education Equipment Company Ltd.  This product is made in China, and its appearance is similar to PASCO with sound material and LCD.  However, the technology is not stable, and the marketing is not mature.  The product lacks style.

·
SuWeiEr.  SuWeiEr captures 8% of the market and is sold by Nan Jin SuWeiEr Technology Company Ltd.  This product is made in China, has a certain market in NanJing, and is priced the cheapest out of all the educational products.  Nevertheless, the technology is not stable, and the marketing is unsatisfactory.

·
Shanghai Zhong Ke. This product captures 4% of the market and is sold by Shanghai Zhong Ke Modern Lab Equipment Company, Ltd.  Shanghai Zhong Ke is made in China, and the price falls approximately in the median of educational system prices.  It offers no special advantages, and the technology is low and unstable.  The market share is limited.

·	SuperLab. SuperLab captures 10% of the market and is sold by Ning BoHua Mao. This product has better marketing channels than some of the other products. However, its technology is unstable.

·
PASCO.  This product captures 10% of the market and is sold by Guangdong MaiDaWei Education Instrument Company, Ltd.  PASCO is an import product with stable technology, scientific design, and sound appearance.  It is the most expensive, and it is too professional to be used by students.

·
Vernier.  This product captures 7% of the market and is sold by ShenZheng KangXinDa Electricity Company, Ltd.  Vernier is an import product with stable technology, but it is expensive.  The product does not fully comply with the educational material.

·
Korea KD.  Korea KD captures 12% of the market and is sold by ShangHai DongFang Education Tool Company, Ltd.  This product is an import product with stable technology, but it is expensive.  Its sales are mostly in Shanghai.

Hao Yu’s “Discover the World” product captures 20% of the market.  Hao Yu was the first manufacturer to develop this product, and the product is stable and maintains a high reputation based on foreign technology and cooperation with many universities in China.  However, it lacks advertisements on exhibitions and local media.

Competitive Advantages and Strategy

Currently, there are similar products used in the world. The two main manufacturers in the US are TI company and PASCO company while Shan Dong Yuan Da and Beijing Kemingyuan have a more mature technology on product development in China. The digital education system named “Discover the World” developed by Hao Yu has the following competitive advantages:

1)	Equipped with a professional team able to participate in product developments in compliance with the innovation of national education;

2)	Has many technologies of strong competition to compare with similar products in quality, feature and price;

3)
Set up education resource centers and a complete system of sales, service and training in many cities, which establishes a platform to share with the schools and provide the advanced products for educational purposes;

4)	Maintain a long-term relationship with local education departments and institutes to train up to 53,000 teachers for the company’s future product marketing and application.

In comparison to Chinese competitors, the Company believes it possesses superior technological expertise, products, marketing knowledge, and global relationships.

Growth Strategy

The Company’s vision is to further increase its market share and to remain the market leader in the educational system industry by continuing to offer the best quality and most technologically advanced products in its market. Management intends to grow the Company’s business by pursuing the following strategies:

·	Grow capacity and capabilities in line with market demand increases
·	Enhance leading-edge technology through continuous innovation, research and study

·	Continue to improve operational efficiencies and use of nearly all technical advantages.
·	Further expand into higher value-added segments of the educational system industry.

·	Build a strong market reputation to foster and capture future growth in China.

Existing Facilities

Hao Yu is located in TianHe Software Zone, Guangzhou Province, the People’s Republic of China.  It has also set up other branches and offices in mainland China and established labs in Beijing Normal University, Capital Normal University, East China Normal University, South China Normal University, and GuangXi Normal University.  Hao Yu also cooperates with other foreign universities and institutes.

Sales and Marketing

We employ sales persons who market our products to the Ministry of Education and the provincial education commissions.  Although the government agencies do not purchase our product, we need to obtain their approval of the use of our programs for use in connection with the curriculum taught in the schools under their jurisdiction.  We also use these marketing calls to generate information to assist us in developing new educational products and opportunities.  Our sales force is also actively involved with educators in developing curriculums based on the products we produce.  In addition, we plan to maintain long-term relationships with local education departments and institutes to train 53,000 teachers for the Company’s future product marketing and application.

Intellectual Property

Hao Yu’s product is developed by Hao Yu independently, and all techniques are owned by Hao Yu, including all intelligent property rights of “Discover the World,” the palm synthesized scientific laboratory system.  Hao Yu has a patent on the appearance and design of its sensor, distance sensor, power sensor and special experiment car for kinetics.  It also has a patent for the all powerful data collector, and a copyright on the computer software for “Discover the World.”

Customers

Name of Customers	Sales	% of total sales
Shenzhen Jiaoyi Facility Ltd.	US$518,982	26.26%
Guangxin Telecommunication Service Ltd.(Foshan Filiale)	US$348,741	17.65%
Shenzhen Dongqi Teaching Facility Ltd.	US$198,793	10.06%
S henzhen Wei Er De Ke Teaching Facility Ltd.	US$192,873	9.76%
ShenZhen City Xun Da Tong Technology Ltd.	US$146,460	7.41%

Name of Customers	Sales	% of total sales
Shenzhen Jiaoyi Facility Ltd.	US$518,982	26.26%
Guangxin Telecommunication Service Ltd.(Foshan Filiale)	US$348,741	17.65%
Shenzhen Dongqi Teaching Facility Ltd.	US$198,793	10.06%
S henzhen Wei Er De Ke Teaching Facility Ltd.	US$192,873	9.76%
ShenZhen City Xun Da Tong Technology Ltd.	US$146,460	7.41%

Regulation

The education industry in China is heavily regulated at all levels - national, provincial and local.  Our business is subject to numerous Chinese rules and regulations, including restrictions on foreign ownership of education companies.  Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education is a politically sensitive area of the economy. Since its inception, the Company has been in compliance with applicable regulations.

Legal Proceedings

The Company is not aware of any significant pending legal proceedings against it.

Property

Our corporate headquarters are approximately 1,097 square feet, located at 8/F, No. 1033, Gaopu Road, Gaotang New Building Zone, Tianhe Technology Software Park, Guangzhou City, Guangdong Province, P.R. China. Pursuant to a 5-year leasing agreement, our rental payment is $26,328 per year, which is paid annually and will be increased by 8% every subsequent year. This space is adequate for our present and planned future operations. No other businesses operate from this office space.

Employees

As of July 31, 2008, we have 64 employees, consisting of 13 employees in administrative and financing department, 15 marketing and sales personnel, 10 quality inspectors, 23 employees in research and development department, and 3 employees in purchasing department. None of our personnel are represented under collective bargaining agreements and we believe that we have good relations with our employees.

Forward-Looking Statements

This Current Report on Schedule 14C contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, ENVS’s ability to raise additional capital to finance its activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Agreement; the future trading of the common stock of ENVS; the ability of ENVS to operate as a public company; its ability to protect its proprietary information; general economic and business conditions; the volatility of its operating results and financial condition; its ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in its filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to ENVS that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. ENVS has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. ENVS does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Agreement refer to ADDE, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Agreement refer to ENVS and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Company Overview

Hao Yu is principally engaged in providing technologically innovative educational systems to Chinese schools.  The systems are designed to be used in new middle school science courses. Teachers and students may perform experiments automatically with the experiment systems instead of performing them by traditional methods. This not only ensures the accuracy of the collected data, but the system also analyzes the information accordingly. Through the message upload from the sensor named, “Discover the World,” to the computer, students may study and research under the instruction of teachers and arrive at the proper conclusions.

The MD&A discussion set forth below is based on the audited financial statements of Hao Yu as of March 31, 2008, December 31, 2007 and December 31, 2006 and the related consolidated statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2008 and the year ended December 31, 2007.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008

FORWARD LOOKING STATEMENTS

Certain statements in this report, including statements of our expectations, intentions, plans and beliefs, including those contained in or implied by "Management's Discussion and Analysis" and the Notes to Consolidated Financial Statements, are "forward-looking statements", within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are subject to certain events, risks and uncertainties that may be outside our control. The words “believe”, “expect”, “anticipate”, “optimistic”, “intend”, “will”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. These forward-looking statements include statements of management's plans and objectives for our future operations and statements of future economic performance, information regarding our expansion and possible results from expansion, our expected growth, our capital budget and future capital requirements, the availability of funds and our ability to meet future capital needs, the realization of our deferred tax assets, and the assumptions described in this report underlying such forward-looking statements. Actual results and developments could differ materially from those expressed in or implied by such statements due to a number of factors, including, without limitation, those described in the context of such forward-looking statements, our expansion and acquisition strategy, our ability to achieve operating efficiencies, our dependence on network infrastructure, capacity, telecommunications carriers and other suppliers, industry pricing and technology trends, evolving industry standards, domestic and international regulatory matters, general economic and business conditions, the strength and financial resources of our competitors, our ability to find and retain skilled personnel, the political and economic climate in which we conduct operations and the risk factors described from time to time in our other documents and reports filed with the Securities and Exchange Commission (the "Commission"). Additional factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: 1) our ability to successfully market the educational software on a timely basis and in the prescribed condition; 2) our ability to compete effectively with other companies in the same industry; 3) our ability to raise sufficient capital in order to effectuate our business plan; and 4) our ability to retain our key executives.

CRITICAL ACCOUNTING POLICIES

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the customers at the time when the products are delivered to and accepted by them, the sales price is fixed or determinable and collection is reasonably assured.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined on a first in first out basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In case of manufacturing inventories, cost includes an appropriate share of production overheads based on normal operating capacity.  In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down the inventories for estimated obsolescence or unmarketable inventories equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company establishes a general policy to make a 10% provision for inventories aged over 1 to 2 years, a 25% provision for inventories aged over 2 to 3 years and a 35% provision for inventories aged over 3 years.

Warranty

The Company maintains a policy of providing after sales support for certain products by way of a warranty program. The Company provided 3 years warranties for the software products to certain customers.  Further, the relevant customers are allowed to defer the settlement of certain percentage (normally 5%) of the billed amount for certain period of time (normally three year) after acceptance of the Company’s products under the warranty program.  As of September 30, 2008 and December 31, 2007, such receivables amounted to $14,974 and $14,035 respectively and are included in trade receivables.

Since the aforementioned products were well developed, the Company did not encounter any claims from such customers.  Accordingly, the Company did not maintain a warranty reserve during the reporting periods.  However, the Company will periodically assess the estimation of its warranty liability and recognize the reserve when necessary based on the actual experience.

Revenues

Net revenues were $695,307 and $2,576,508 for the three and nine months ended September 30, 2008, respectively, increased by $650,617, and $2,217,245, compared to net revenues of $44,690 and $359,263 for the same periods ended September 30, 2007, respectively. Approximately 70% and 61% revenues for the three and nine months ended September 30, 2008, respectively, were generated from the sales of educational software developed by Haoyu. The software employs the advanced technology in data collection, sensor and wireless control and portable video equipment, which can virtually upload the live experiment and analyze the information collected. Accordingly, teachers and students can have the experiments done automatically instead of the traditional manual method. This high quality control system has been recommended specifically by the ministry of education for school experiments. We are also engaged in sales of hardware and computer products such as monitors and computer notebooks, which are approximately 30% and 39% of total revenues for the three and nine months ended September 30, 2008, respectively.

We expect sales to increase during 2008 due to the enhancement of China’s education reform, which emphasizes improving students’ practical ability. Our educational software is specially designed to meet the new standard of China’s education reform.

Income / Loss

We had net income of $259,204 and $941,915 for the three and nine months ended September 30, 2008, respectively, due primarily to the increase in sales of our educational software, resulting in sufficient gross profit to cover the operating expenses. In addition, we had subsidy from the government, which was $68,778 and $233,567 for the three and nine months ended September 30, 2008, respectively. Comparatively, the net loss was $74,072 and $164,268 for the same periods ended September 30, 2007, respectively, attributable to the small sales revenue at the developing stage of our software.

We expect to gain more market shares and remain profitable during fiscal year 2008 due to the enhancement of China’s education reform, which emphasizes improving students’ practical ability. Our educational software is specially designed to meet the new standard of China’s education reform. However, there can be no assurance that we will achieve or maintain profitability, or that any revenue growth will take place in the future.

Expenses

    Operating expenses for the three and nine months ended September 30, 2008 were $189,858 and $397,813, respectively, increasing by $121,150 and $128,112 compared to the operating expenses of $68,708 and $269,701 during the same periods ended September 30, 2007, respectively. The high operating expenses during the three and nine months ended September 30, 2008 were due primarily to the increase in general and administrative expenses, which were $126,551 and $236,613, respectively, and research and development expenses, which were $43,762 and $106,193, respectively.

Cost of Sales

    Cost of sales consisted of cost of hardware and software at a ratio of approximately 7:3. An appropriate share of overheads based on normal operating capacity, such as product delivery and direct labor, were included. We had $231,858 in cost of sales, or approximately 33% of sales, and $1,170,573 in cost of sales, or approximately 45% of sales, during the three and nine months ended September 30, 2008, respectively. Since approximately 70% of total cost of sales is in connection with hardware, we expect to lower the cost of sales by collaborating with more hardware suppliers to build up a buyer market favor to us.

Impact of Inflation

We believe that inflation has had a negligible effect on operations during this period. We believe that we can offset inflationary increases in the cost of sales by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Cash flows used in operating activities were $192,057 and $128,802 for the nine months ended September 30, 2008 and 2007, respectively. Negative cash flows from operations for the nine months ended September 30, 2008 were due primarily to the increase in trade receivables by $786,533, the increase in other receivables and prepayments by $216,993 and the decrease in trade payables by $630,528, partially offset by net income of $941,915 and increase in income tax payable by $288,819. Negative cash flows from operations for the nine months ended September 30, 2007 were due primarily to the net loss of $164,268, plus the increase in other receivables and prepayments by $255,490, partially offset by the increase in trade payables by $230,851.

Cash flows used in investing activities were $8,094 and $5,199 for the nine months ended September 30, 2008 and 2007, respectively, which were due primarily to the purchase of property and equipment in both periods.

Cash flows provided by financing activities were $244,816 and $99,012 for the nine months ended September 30, 2008 and 2007, respectively.  Positive cash flows from financing activities during the nine months ended September 30, 2008 were due primarily to the bank loan of $428,639, which were secured by a guarantor with interest at 110% of the benchmark rate of the People’s Bank of China (the “PBOC”) for six-month to one-year short-term loans per annum. Positive cash flows from financing activities during the nine months ended September 30, 2007 were due primarily to the advances from a director.

We project that we will need additional capital to fund operations over the next 12 months. We anticipate we will need an additional $250,000 in working capital during 2008 and $700,000 for the two years thereafter.

    Overall, we have funded our cash needs from inception through September 30, 2008 with a series of debt and equity transactions, primarily with related parties. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

    We had cash of $190,894 on hand as of September 30, 2008. Currently, we have enough cash to fund our operations for about six months. This is based on current cash flows from financing activities, working capital surplus and projected revenues. However, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. Our current level of operations would require capital of approximately $250,000 to sustain operations through year 2008 and approximately $700,000 per year thereafter. Modifications to our business plans may require additional capital for us to operate. For example, if we are unable to raise additional capital in the future we may need to curtail our number of product offers or limit our marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for us. In addition, there can be no assurance that additional capital will be available to us when needed or available on terms favorable to us.

    On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. The funds raised from this offering will also be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

•	Curtail new product launches

•	Limit our future marketing efforts to areas that we believe would be the most profitable.

    Demand for the products and services will be dependent on, among other things, market acceptance of our educational software, China’s educational market in general, government policies and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products, our business operations may be adversely affected by our competitors and prolonged recession periods.

    Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We are dedicated to developing lab experiment products that employ the advanced technology in data collection, sensor and wireless control and portable video equipment, which can virtually upload the live experiment and analyze the information collected. We plan to strengthen our position in China’s educational market. We also plan to expand our operations through aggressively marketing our products and our concept.

 FISCAL YEARS FROM JANUARY 1, 2007 TO DECEMBER 31, 2007 AND JANUARY 1, 2006 TO DECEMBER 31, 2006

	For the Year Ended Dec. 31, 2007	For the Year Ended Dec. 31, 2006
Sales:	$1,056,602	$475,721
Cost of Goods Sold:	(845,611)	(204,406)
Operating Expenses:	366,546	374,110
Income (Loss) from Operations:	(155,555)	(102,795)
Other Income:	46,800	46,586
Income Before Taxes:	(108,755)	(56,209)
Net Profit (Loss):	(113,578)	(60,417)
Other Comprehensive Income:	21,879	12,929
Total Comprehensive Income (Loss):	$(91,699)	$(47,488)

Liquidity and Capital Resources

As of December 31, 2007, cash and cash equivalents totaled $136,441.  At December 31, 2006, cash and cash equivalents totaled $63,065.

The working capital for the year ended December 31, 2007 was $217,961, comprised of cash and cash equivalents of $136,441, trade receivables of $550,046, other receivables and prepayments of $84,540, and inventories of $415,522 less trade payables of $641,689, other payables and accrued expenses of $132,788, amount due to a director of $189,087, and income tax payable of $5,024. Net cash used in operating activities for the year amounted to ($50,039). Net Cash used in investing activities amounted to ($7,471). Net cash provided by financing activities amounted to $123,799.

The working capital for the year ended December 31, 2006 was $293,730, comprised of cash and cash equivalents of $63,065, trade receivables of $89,544, other receivables and prepayments of $17,882, and inventories of $298,352 less trade payables of $25, other payables and accrued expenses of $118,804, amount due to a director of $56,284, and income tax payable of $0.  Net cash used by operating activities for the year amounted to ($28,346).  Net cash used in investing activities amounted to ($7,325).  Net cash provided by financing activities amounted to $55,125.

Critical Accounting Policies and Estimates

The discussion and analysis of Hao Yu’s financial condition presented in this section are based upon the unaudited financial statements of Hao Yu, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements, Hao Yu was required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Hao Yu evaluates its estimates and judgments, including those related to investments, fixed assets, income taxes and other contingencies. Hao Yu bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Hao Yu identified the most critical accounting principals upon which its financial status depends. Hao Yu determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. Hao Yu presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Off-Balance Sheet Arrangements. Hao Yu has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. Hao Yu has not entered into any derivative contracts that are indexed to Hao Yu’s shares and classified as shareholder’s equity or that are not reflected in Hao Yu’s financial statements. Furthermore, Hao Yu does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Hao Yu does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with Hao Yu.

Inflation. Hao Yu believes that inflation has not had a material effect on its operations to date.

Income Taxes. Hao Yu has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. Since Hao Yu had no operations within the United States, there is no provision for US income taxes, and there are no deferred tax amounts as of March 31, 2008. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

Recently Issued Accounting Pronouncements

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411 “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  The management does not expect the adoption of this statement will have any material effect on the Company’s financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”.  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about:  (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

Cautionary Factors That May Affect Future Results

This Schedule 14C and other written reports and oral statements made from time to time by ENVS may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address ENVS’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from ENVS’s forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

ENVS does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in ENVS’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in ENVS’s common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Schedule 14C, before purchasing shares of ENVS’s common stock.  There are numerous and varied risks, known and unknown, that may prevent ENVS from achieving its goals.  The risks described below are not the only ones ENVS will face.  If any of these risks actually occurs, ENVS’S business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of ENVS’s common stock could decline and investors in ENVS’s common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to ENVS, material risks related to ENVS’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

ENVS’s future revenues will be derived from the sale of its technologically advanced educational products in several cities of Guangdong Province and elsewhere.  There are numerous risks, known and unknown, that may prevent ENVS from achieving its goals including, but not limited to, those described below.  Additional unknown risks may also impair ENVS’s financial performance and business operations.  ENVS’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of ENVS’s securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under “Business” in this report for further details pertaining to ENVS’s business and financial condition.

Risks Related To Our Business

Our business is dependent upon the Chinese government’s educational policies and programs .

As a provider of educational services, we are dependent upon government educational policies. Almost all of our revenue to date has been generated from the sale of educational systems relating to courses at different educational levels. To the extent that the government adopts policies or curriculum changes that significantly alter the curriculum used in the Chinese educational system, our products could become obsolete, which would affect our ability to generate revenue and operate profitably. We cannot assure you that the Chinese government agencies would not adopt such changes.

We are subject to numerous Chinese rules and regulations which restrict the scope of our business and could have a material adverse impact on us.

We are subject to numerous rules and regulations in China, including, without limitation, restrictions on foreign ownership of education companies. Many of the rules and regulations that we face are not explicitly communicated, but arise from the fact that education is a politically sensitive area of the economy.  We are not aware that any of our agreements or our current organizational structure is in violation of any governmental requirements or restrictions, explicit or implicit.  However, there can be no assurance that we are in compliance now, or will be in the future.  Moreover, operating in China involves a high risk that restrictive rules and regulations could change.  Indeed, even changes of personnel at certain ministries of the government could have a negative impact on us.  The determination that our structure or agreements are in violation of governmental rules or regulations in China would have a material adverse impact on us, our business and on our financial results.

Our business may be subject to seasonal and cyclical fluctuations in sales ..

We may experience seasonal fluctuations in our revenue in some regions in China, based on the academic year and the tendency of our customers to make purchases relating to their education just prior to or at the beginning of the school year in the autumn.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.

Our business is subject to the health of the Chinese economy .

The purchase of an educational system such as ours is currently discretionary and dependant upon the ability and willingness of consumers to spend available funds on extra educational products. A general economic downturn either in our market or a general economic downturn in China could have a material adverse effect on our revenue, earnings, cash flow and working capital.

We depend on our senior officers to manage and develop our business .

Our success depends on the management skills of Mr. Yan Bin Guo, our president, and his relationships with educators, administrators and other business contacts.  We also depend on successfully recruiting and retaining highly skilled and experienced authors, teachers, managers, sales persons and other personnel who can function effectively in China.  In some cases, the market for these skilled employees is highly competitive.  We may not be able to retain or recruit such personnel, which could materially and adversely affect our business, prospects and financial condition.  We do not maintain key person insurance on these individuals.  We do not have employment contracts with Mr. Guo or any other officers or employees. The loss of Mr. Guo would delay our ability to implement our business plan and would adversely affect our business.

We may not be successful in protecting our intellectual property and proprietary rights.

Our proprietary software products are primarily protected by trade secret laws.  Although we require our authors and software development employees to sign confidentiality and non-disclosure agreements, we cannot assure you that we will be able to enforce those agreements or that our authors and software development employees will not be able to develop competitive products that do not infringe upon our proprietary rights. We do not know the extent that Chinese courts will enforce our proprietary rights.

Others may bring defamation and infringement actions against us, which could be time-consuming, difficult and expensive to defend.

As a distributor of educational materials, we face potential liability for negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials that we publish or distribute.  Any claims could result in us incurring significant costs to investigate and defend regardless of the final outcome.  We do not carry general liability insurance that would cover any potential or actual claims. The commencement of any legal action against us or any of our affiliates, whether or not we are successful in defending the action, could both require us to suspend or discontinue the distribution of some or a significant portion of our educational material and require us to allocate resources to investigating or defending claims.

We depend upon the acquisition and maintenance of licenses to conduct our business in China.

In order to conduct business in China, we need licenses from the appropriate government authorities, including general business licenses and an education service provider license.  The loss or failure to obtain or maintain these licenses in full force and effect will have a material adverse impact on our ability to conduct our business and on our financial condition.

Our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Many schools in China, especially those in rural areas, do not have sufficient funds to purchase textbooks, educational materials or computers to use our products.  In addition, provincial and local governments may not have the funds to support the implementation of a curriculum using our educational products or may allocate funds to programs which are different from our products. Our failure to be able to sell our products and services in certain areas of China may inhibit our growth and our ability to operate profitably.

Changes in the policies of the government in China could significantly impact our ability to operate profitably.

The economy of China is a planned economy subject to five-year and annual plans adopted by the government that set down national economic development goals.  Government policies can have significant effect on the economic conditions of China generally and the educational system in particular.  Although the government in China has confirmed that economic development will follow a model of market economy under socialism, a change in the direction of government planning may materially affect our business, prospects and financial condition.

Inflation in China could negatively affect our profitability and growth.

While the economy in China has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the government has imposed controls in bank credits, limits on loans for fixed assets, and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth which could impair our ability to operate profitably.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operations and assets in China are subject to significant political and economic uncertainties.

Government policies are subject to rapid change, and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner that reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

Price controls may affect both our revenues and net income.

The laws of China give the government broad power to fix and adjust prices. We need to obtain government approval in setting our prices for classroom coursework and tutorials. Although the sale of our educational system is not presently subject to price controls, we cannot give you any assurance that they will not be subject to controls in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our services will be limited and we may face no limitation on our costs. As a result, we may not be able to pass on to our consumers any increases in costs we incur. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable Chinese regulatory authorities.

Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of most developed countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most developed countries including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of other developed countries.

Because our officers and directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in China .

Our directors and our executive officers reside in the PRC and all of our assets are located in China. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under Chinese law if disputes arise under contracts with third parties.

All of our agreements, which are made by our Chinese subsidiaries, are governed by the laws of China. The Chinese legal system is a civil law system based on written statutes. Accordingly decided legal cases have little precedential value. The government of China has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, these laws are relatively new and their experience in implementing, interpreting and enforcing these laws and regulations is limited. Therefore, our ability to enforce commercial claims or to resolve commercial disputes may be uncertain. The resolution of these matters may be subject to the exercise of considerable discretion by the parties charged with enforcement of the applicable laws. Any rights we may have to specific performance or to seek an injunction under Chinese law may be limited, and without a means of recourse, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in China. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Fluctuations in the exchange rate could have a material adverse effect upon our business ..

We conduct our business in the Renminbi. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under the current policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 6.5% appreciation of the Renminbi against the U.S. dollar between July 21, 2005 and August 31, 2007. However, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent our future revenues are denominated in currencies other than United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Recent recalls of Chinese products may affect the market for our stock .

Although we do not sell consumer products in the international market, the recent recalls of Chinese products in the United States and elsewhere could affect the market for our stock by causing investors to invest in companies that are not based in China.

Certain of our stockholders control a significant amount of our common stock ..

Approximately 90% of our outstanding common stock is owned by one shareholder:  Mr. Yan Bin Guo.  Thus, this stockholder  will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale and might affect the market price of our common stock.

The terms on which we may raise additional capital may result in significant dilution and may impair our stock price.

We cannot assure you that we will be able to get additional financing on any terms, and, if we are able to raise funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investor in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price and could result in a significant dilution to or impair our stock price.

Risks Associated with Investing in our Common Stock

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock., which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we will be required to include an auditor’s report on internal controls over financial reporting for the year ended December 31, 2008. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

Because of our cash requirements and restrictions in our preferred stock purchase agreement as well as potential government restrictions, we may be unable to pay dividends .

Payment of dividends to our shareholders would require payment of dividends by our China subsidiaries to us. This, in turn, would require a conversion of Renminbi into US dollars and repatriation of funds to the United States. Although our subsidiaries’ classification as wholly-owned foreign enterprises under Chinese law permits them to declare dividends and repatriate their funds to us in the United States, any change in this status or the regulations permitting such repatriation could prevent them from doing so. Any inability to repatriate funds to us would in turn prevent payments of dividends to our shareholders.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock.

Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Our stock price may be affected by our failure to meet projections and estimates of earnings developed either by us or by independent securities analysts.

 Although we do not make projections relating to our future operating results, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.

The public market for our common stock has historically been very volatile. Over the past year, the market price for our common stock has ranged from $0.08 to $0.42. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

There is currently no liquid trading market for ENVS’s common stock and ENVS cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for ENVS’s common stock. ENVS cannot predict how liquid the market for ENVS’s common stock might become. ENVS’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol ENVS. ENVS currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange. Should ENVS fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of ENVS’s common stock could suffer, the trading market for ENVS’s common stock may be less liquid and ENVS’s common stock price may be subject to increased volatility.

The registration and potential sale by the selling stockholders of a significant number of shares could encourage short sales by third parties.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline.

K. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Information regarding the mergers, consolidations, acquisitions and similar matters can be found in Item H. Certain Relationships and Related Transactions on page 7.

Contact information

The Company has its principal executive offices at 8/F, Tower B, National Software Industry Zone, Gao Tang Xin Jian Zone, Tian He District, Guangzhou, P.R.China  510663. The Company’s telephone number is (8620) 6108-8998,

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

We are not asking for a proxy and shareholders are not requested to send us a proxy.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below are the substantial interests, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF November 7, 2008

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power
Preferred	Yanbin Guo Rm.805, Tower B, No.108, TaoJin Dong Road, YueXiu District, Guangzhou, P.R. China	614,000	45.5%
Preferred	Changping Yan Rm.302, Tower 7, BaiHe St., JinCui Yuan, Li Jiang Garden, PanYu District, Guangzhou, P.R. China	644,000	47.7%
Preferred	All directors, nominees, and executive officers as a group (two people)	1,258,000	94.7%

Common	Changping Yan Rm.302, Tower 7, BaiHe St., JinCui Yuan, Li Jiang Garden, PanYu District, Guangzhou, P.R. China	79,032	2.9%

Common	Yanbin Guo RM 805, Tower B, No. 108 Taojin Dong Road, Yuexiu District Guangzhou, Guangdong P.R. China 0	2,500,00	90.34%

Common	All directors, nominees, and executive officers as a group (two people)	2,579,032	93.2%

(1) Calculation based on 1,350,000 preferred shares and 2,767,714 common shares issued and outstanding as of November 7, 2008, respectively.
(2) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.

ITEM 4. PROPOSALS BY SECURITY HOLDERS.

Not applicable as no proposals have been submitted.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

ENVS’s Annual Report on Form 10-K for the year ended December 31, 2007 is hereby incorporated by reference, which will be delivered with this Information Statement on or about November 30, 2008 to the holders of Common Stock as of the Record Date of November 7, 2008.

Only one information statement to security holders is being delivered to multiple security holders sharing an address unless ENVS has received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an information statement can be provided to security holders at a shared address. For an oral request, please contact the company at (8620) 6108-8998. For a written request, mail request to 8/F, Tower B, National Software Industry Zone, Gao Tang Xin Jian Zone, Tian He District, Guangzhou, P.R.China 510663.

Our Annual Report on Form 10-K, for the year ended December 31, 2007, including audited financial statements as of that date, are available on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission. Reports, proxy statements and other information filed by ENVS can be accessed electronically by means of the Security Exchange Commission's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcbb.com.

You can read and copy any materials that we file with the Securities Exchange Commission at the Securities Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ENVIROSAFE CORPORATION

/s/ YanBin Guo YanBin Guo President Chairman of the Board of Director

Dated: December 09, 2008

By the order of the Board of Directors

By: /s/ YanBin Guo
YanBin Guo President Chairman of the Board of Director By: /s/ Changping Yan Changping Yan Director